[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
Quasar Portfolio

10f-3 TRANSACTIONS FOR THE PERIOD JULY 1,1999 THROUGH AUGUST 31,1999
                                                                         Total   % of
                                                              Shares     Shares  Offering                        Shares
                          Date     Shares   % of FundPrice perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group From                   08/31/99
Commerce One              07/01/99 700      0.00%    $21.00   59,000     3,300   1.79%    CS First Boston        0
Salem Communications Corp.07/01/99 6,000    0.00%    $22.50   133,700    8,400   1.59%    DB Clearing            0
Yankee Candle Co.         07/01/99 15,100   0.00%    $18.00   292,300    12,500  2.34%    Morgan Stanley         0
Commtouch Software Ltd.   07/13/99 500      0.00%    $16.00   42,000     3,000   1.40%    Piper Jaffray          0
Triquint Semiconductor, In07/13/99 8,000    0.00%    $43.63   155,900    3,865   4.03%    SG Cowen               194,600
National Information Conso07/15/99 2,700    0.00%    $12.00   211,500    13,000  1.63%    Lewco Securities       0
Ravisent Technologies, Inc07/15/99 9,200    0.00%    $12.00   176,700    5,000   3.53%    Bear Stearns           0
Engage Technologies, Inc. 07/19/99 800      0.00%    $15.00   63,000     6,000   1.05%    Goldman Sachs          0
Insweb Corp.              07/22/99 900      0.00%    $17.00   72,800     5,000   1.46%    Goldman Sachs          0
Focal Communicatins       07/27/99 3,000    0.00%    $13.00   235,600    9,950   2.37%    Salomon Smith Barney   0
Liberate Technologies     07/27/99 900      0.00%    $16.00   70,700     6,250   1.13%    CS First Boston        0
Digex, Inc.               07/29/99 1,700    0.00%    $17.00   135,600    10,000  1.36%    Bear Stearns           299,500
Net2Phone, Inc.           07/29/99 500      0.00%    $15.00   41,900     5,400   0.78%    Lewco Securities       0
1-800 Flowres.com, Inc.   08/02/99 400      0.00%    $21.00   33,700     6,000   0.56%    Goldman Sachs          0
The Acrerley Group, Inc.  08/02/99 31,300   0.00%    $15.25   595,600    4,200   14.18%   Salomon Smith Barney   0
Homestore.com             08/04/99 2,100    0.00%    $20.00   157,400    7,000   2.25%    Morgan Stanley         0
Agile Software Corp.      08/19/99 100      0.00%    $21.00   13,000     3,000   0.43%    Morgan Stanley         0

10f-3 TRANSACTIONS FOR THE PERIOD OF SEPTEMBER 1,1999 THROUGH NOVEMBER 30,1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/99
SDL Inc.                  09/21/99 1,100    0.00%    $82.00   2,950      14,800  0.02%    CIBC World Markets     0
Trintech Group PLC        09/23/99 800      0.00%    $11.55   47,300     5,800   0.82%    DB Clearing Services   0
Foundry Networks          09/28/99 1,400    0.00%    $25.00   83,500     5,000   1.67%    DB Clearing Services   0
Telemate.Net Software, Inc09/29/99 400      0.00%    $14.00   23,700     3,500   0.68%    Soundview Technology   0
Internap Network Services 09/29/99 1,800    0.00%    $20.00   112,200    8,700   1.29%    Morgan Stanley         0
DII Group, Inc.           09/29/99 12,700   0.00%    $33.00   669,800    6,000   11.16%   Salomon Smith Barney   12,700
Illuminet Holdings, Inc.  10/07/99 400      0.00%    $19.00   22,500     3,900   0.58%    Morgan Stanley         0
World Wrestling Federation10/18/99 9,200    0.00%    $17.00   133,000    10,000  1.33%    Bear Stearns           0
Radio Unica Communications10/18/99 5,600    0.00%    $16.00   79,600     6,840   1.16%    Salomon Smith Barney   0
Martha Stewart Living Omni10/18/99 2,200    0.00%    $18.00   31,200     7,200   0.43%    Morgan Stanley         0
Crossroads Systems        10/19/99 100      0.00%    $18.00   9,500      3,500   0.27%    SG Cowen Securities    0
Aether Systems Inc.       10/20/99 1,400    0.00%    $16.00   89,400     6,000   1.49%    Merrill Lynch          0
Calpine Corp.             10/27/99 37,100   0.00%    $46.31   447,200    7,200   6.21%    CS First Boston        26,800
Predictive Systems, Inc.  10/27/99 500      0.00%    $18.00   31,300     4,000   0.78%    BancBoston Robertson   0
Expedia, Inc.             11/10/99 700      0.00%    $14.00   8,300      5,200   0.16%    Goldman Sachs          0
Somera Communications     11/12/99 4,600    0.00%    $12.00   49,600     8,500   0.58%    Lehman Brothers        0
Metasolv Software         11/18/99 1,800    0.00%    $19.00   18,300     5,000   0.37%    Morgan Stanley         0
Symyx Technologies, Inc.  11/18/99 19,100   0.00%    $14.00   134,100    5,538   2.42%    CS First Boston        24,500
Exactis.com               11/19/99 800      0.00%    $14.00   7,900      3,800   0.21%    Thomas Weisel Partners 0
Mediaplex                 11/19/99 2,300    0.00%    $12.00   21,400     6,000   0.36%    Lehman Brothers        0
Deltathree.com            11/22/99 1,400    0.00%    $15.00   13,800     6,000   0.23%    Lehman Brothers        0
Smarterkids.com           11/23/99 300      0.00%    $14.00   3,100      4,500   0.07%    Lewco Securities       0
The Management Network Gro11/23/99 2,000    0.00%    $17.00   20,000     4,615   0.43%    Lewco Securities       0

10f-3 TRANSACTIONS FOR THE PERIOD OF DECEMBER 1,1999 THROUGH DECEMBER 31,1999
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              12/31/99
Harris Interactive, Inc.  12/06/99 1,000    0.00%    $14.00   9,800      5,800   0.17%    Lehman Brothers        0
Classic Communications, In12/07/99 18,800   0.00%    $25.00   89,900     8,250   1.09%    Goldman Sachs          32,400
Classic Communications, In12/07/99 500      0.00%    $25.00   89,900     8,250   1.09%    Merrill Lynch          32,400
Free Markets, Inc.        12/09/99 1,400    0.00%    $48.00   17,500     3,600   0.49%    Morgan Stanley         0
Tularik Inc.              12/09/99 6,200    0.00%    $14.00   50,200     6,950   0.72%    Lehman Brothers        0
Mediacalogic, Inc.        12/10/99 1,000    0.00%    $17.00   8,000      5,300   0.15%    Piper Jaffray          0
Tritel Inc.               12/13/99 1,900    0.00%    $18.00   23,000     9,375   0.25%    Goldman Sachs          0
Xpedior Inc.              12/16/99 700      0.00%    $19.00   7,000      8,535   0.08%    J.P. Morgan            0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.